IDS Strategy Fund, Inc.
File No. 2-89288/811-3956

                           EXHIBIT INDEX


Exhibit (h)(5):            Transfer Agency Agreement dated Feb. 1, 1999

Exhibit (p)(2):            Officers Power of Attorney dated Mar. 1, 1999